Exhibit 99.1

OneSpaWorld to Present at the 21st Annual ICR Conference

NEW YORK, Jan. 09, 2019 — Haymaker Acquisition Corp. (HYAC) (“Haymaker”), a publicly traded special purpose acquisition company, today announced that OneSpaWorld (“OSW”), the pre-eminent global provider of health and wellness products and services onboard cruise ships and in destination resorts around the world will present at the 21st Annual ICR Conference, held at the Grande Lakes Orlando in Orlando, FL. The presentation will be held on Monday, January 14, 2019 at 1:00 p.m. Eastern Time. Leonard Fluxman, Executive Chairman; Glenn Fusfield, President and Chief Executive Officer; and Stephen Lazarus, Chief Financial Officer and Chief Operating Officer, will host the presentation.

A live webcast will be accessible on Haymaker’s Events page at http://haymakeracquisition.com/. A replay of the event will be available on www.haymakeracquisition.com.

On November 1st, 2018, Haymaker announced that it entered into a business combination agreement with OSW.

Contacts:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

Jennifer Davis, 646-677-1813

jennifer.davis@icrinc.com

Media:

Jim Furrer, 646-677-1808

jim.furrer@icrinc.com

About OSW:

Headquartered in Nassau, Bahamas, OSW is one of the largest health and wellness services companies in the world. OSW’s distinguished facilities offer guests a comprehensive suite of premium health, fitness, beauty and wellness services, treatments, and products aboard 161 cruise ships and at 66 destination resorts around the world. OSW holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ health, fitness, beauty, and wellness while vacationing for over 50 years.

About Haymaker:

Haymaker is a $330 million blank check company led by Steven Heyer. Haymaker was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more target businesses. The executives of Haymaker are experienced at recognizing and quantifying the value of brands and creating strategies to reposition those brands to reach their full market potential. For more information about Haymaker, please visit www.haymakeracquisition.com.

Important Information About the Proposed Transaction and Where to Find It:

In connection with the proposed transaction, OneSpaWorld Holdings Limited (“OSW Holdings”) has filed a registration statement on Form S-4 (the “S-4”), which includes a prospectus with respect to OSW Holding’s securities to be issued in connection with the proposed business combination of OSW and Haymaker and a proxy statement with respect to Haymaker’s stockholder meeting to vote on the proposed transaction, with the Securities and Exchange Commission (the “SEC”). Haymaker’s stockholders and other interested persons are advised to read the S-4 and the amendments thereto and any documents incorporated by reference therein filed in connection the proposed transaction, as these materials contain important information about OSW, Haymaker, and the proposed transaction. The S-4 and other relevant materials for the proposed transaction will be mailed to stockholders of Haymaker as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the S-4 and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC’s web site at www.sec.gov, or by directing a request to: Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, NY 10019.

Participants in the Solicitation:

OSW, OSW Holdings, Haymaker, and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Haymaker’s stockholders with respect to the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in Haymaker is contained in Haymaker’s annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, NY 10019, Attention: Christopher Bradley or Joseph Tonnos, (212) 616-9600. Additional information regarding the interests of such participants will be contained in the S-4.